                                                                    Exhibit 4.27




--------------------------------------------------------------------------------
                            THIRTY-THIRD SUPPLEMENTAL

                                    INDENTURE

                          DATED AS OF NOVEMBER 15, 1999




                                       TO



                              INDENTURE OF MORTGAGE

                           DATED AS OF JANUARY 1, 1941


                           ---------------------------



                       PHILADELPHIA SUBURBAN WATER COMPANY



                                       TO



         CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee



                           ---------------------------



                       $300,000,000 FIRST MORTGAGE BONDS,
                          1999 MEDIUM TERM NOTE SERIES
--------------------------------------------------------------------------------

                  THIRTY-THIRD SUPPLEMENTAL INDENTURE dated as of the 15th day of November, 1999, by and between PHILADELPHIA SUBURBAN WATER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), party of the first part, and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), party of the second part.

                  WHEREAS, the Company heretofore duly executed and delivered to The Pennsylvania Company for Insurances on Lives and Granting Annuities, as Trustee, an Indenture of Mortgage dated as of January 1, 1941 (the "Original Indenture"), which by reference is hereby made a part hereof, and in and by the Original Indenture the Company conveyed and mortgaged to the Trustee certain property therein described, to secure the payment of its bonds to be generally known as its "First Mortgage Bonds" and to be issued under the Original Indenture in one or more series as therein provided; and

                  WHEREAS, on March 29, 1947, concurrently with a merger of Germantown Trust Company into The Pennsylvania Company for Insurances on Lives and Granting Annuities, the name of the surviving corporation was changed to The Pennsylvania Company for Banking and Trusts, on September 30, 1955, concurrently with a merger of The First National Bank of Philadelphia into The Pennsylvania Company for Banking and Trusts, the name of the surviving corporation was changed to The First Pennsylvania Banking and Trust Company, and on June 3, 1974, by amendment to its Articles of Association, The First Pennsylvania Banking and Trust Company was changed and converted into a national bank and concurrently therewith changed its name to First Pennsylvania Bank N.A., and on October 1, 1990, First Pennsylvania Bank N.A. merged with and into The Philadelphia National Bank, which changed its name to CoreStates Bank, N.A., and on October 10, 1995, Mellon Bank, N.A. succeeded CoreStates Bank, N.A. as trustee, and on November 24, 1997, Chase Manhattan Trust Company, National Association succeeded Mellon Bank, N.A. as Trustee, such mergers, changes of name and succession as trustee not involving any change in the title, powers, rights or duties of the Trustee, as trustee under the Original Indenture as supplemented at the respective dates thereof; and

                  WHEREAS, the Company duly executed and delivered to the Trustee a First Supplemental Indenture dated as of July 1, 1948, a Second Supplemental Indenture dated as of July 1, 1952, a Third Supplemental Indenture dated as of November 1, 1953, a Fourth Supplemental Indenture dated as of January 1, 1956, a Fifth Supplemental Indenture dated as of March 1, 1957, a Sixth Supplemental Indenture dated as of May 1, 1958, a Seventh Supplemental Indenture dated as of September 1, 1959, an Eighth Supplemental Indenture dated as of May 1, 1961, a Ninth Supplemental Indenture dated as of April 1, 1962, a Tenth Supplemental Indenture dated as of March 1, 1964, an Eleventh Supplemental Indenture dated as of November 1, 1966, a Twelfth Supplemental Indenture dated as of January 1, 1968, a Thirteenth Supplemental Indenture dated as of June 15, 1970, a Fourteenth Supplemental Indenture dated as of November 1, 1970, a Fifteenth Supplemental Indenture dated as of December 1, 1972, a Sixteenth Supplemental Indenture dated as of May 15, 1975, a Seventeenth Supplemental Indenture dated as of December 15, 1976, an Eighteenth Supplemental Indenture dated as of May 1, 1977, a Nineteenth Supplemental Indenture dated as of June 1, 1980, a Twentieth Supplemental Indenture dated as of August 1, 1983, a Twenty-First Supplemental Indenture, dated as of August 1, 1985, a Twenty-Second

Supplemental Indenture, dated as of April 1, 1986, a Twenty-Third Supplemental Indenture, dated as of April 1, 1987, a Twenty-Fourth Supplemental Indenture, dated as of June 1, 1988, a Twenty-Fifth Supplemental Indenture, dated as of January 1, 1990, a Twenty-Sixth Supplemental Indenture, dated as of November 1, 1991, a Twenty-Seventh Supplemental Indenture, dated as of June 1, 1992, Twenty-Eighth Supplemental Indenture, dated as of April 1, 1993, a Twenty-Ninth Supplemental Indenture dated as of March 1, 1995, a Thirtieth Supplemental Indenture dated as of August 15, 1995, a Thirty-First Supplemental Indenture dated as of July 1, 1997 and a Thirty-Second Supplemental Indenture dated as of October 1, 1999 to subject certain additional property to the lien of the Original Indenture and to provide for the creation of additional series of bonds; and

                  WHEREAS, the Company has issued under the Original Indenture, as supplemented at the respective dates of issue, thirty-eight series of First Mortgage Bonds designated, respectively, as set forth in the following table, the Indenture creating each series and the principal amount of bonds thereof issued being indicated opposite the designation of such series:

Designation                              Indenture                                            Amount
3 1/4% Series due 1971                   Original                                          $16,375,000
9 5/8% Series due 1975                   Thirteenth Supplemental                            10,000,000
9.15% Series due 1977                    Fourteenth Supplemental                            10,000,000
3% Series due 1978                       First Supplemental                                  2,000,000
3 3/8% Series due 1982                   Second Supplemental                                 4,000,000
3.90% Series due 1983                    Third Supplemental                                  5,000,000
3 1/2% Series due 1986                   Fourth Supplemental                                 6,000,000
4 1/2% Series due 1987                   Fifth Supplemental                                  4,000,000
4 1/8% Series due 1988                   Sixth Supplemental                                  4,000,000
5% Series due 1989                       Seventh Supplemental                                4,000,000
4 5/8% Series due 1991                   Eighth Supplemental                                 3,000,000
4.70% Series due 1992                    Ninth Supplemental                                  3,000,000
6 7/8% Series due 1993                   Twelfth Supplemental                                4,500,000
4.55% Series due 1994                    Tenth Supplemental                                  4,000,000
10 1/8% Series due 1995                  Sixteenth Supplemental                             10,000,000
5 1/2% Series due 1996                   Eleventh Supplemental                               4,000,000
7 7/8% Series due 1997                   Fifteenth Supplemental                              5,000,000
8.44% Series due 1997                    Twenty-Third Supplemental                          12,000,000
9.20% Series due 2001                    Seventeenth Supplemental                            7,000,000
8.40% Series due 2002                    Eighteenth Supplemental                            10,000,000
5.95% Series due 2002                    Twenty-Seventh Supplemental                         4,000,000
12.45% Series due 2003                   Twentieth Supplemental                             10,000,000
13% Series due 2005                      Twenty-First Supplemental                           8,000,000
10.65% Series due 2006                   Twenty-Second Supplemental                         10,000,000
9.89% Series due 2008                    Twenty-Fourth Supplemental                          5,000,000
7.15% Series due 2008                    Twenty-Eighth Supplemental                         22,000,000
9.12% Series due 2010                    Twenty-Fifth Supplemental                          20,000,000
8 7/8% Series due 2010                   Nineteenth Supplemental                             8,000,000
6.50% Series due 2010                    Twenty-Seventh Supplemental                         3,200,000

9.17% Series due 2011                    Twenty-Sixth Supplemental                           5,000,000
9.93% Series due 2013                    Twenty-Fourth Supplemental                          5,000,000
9.97% Series due 2018                    Twenty-Fourth Supplemental                          5,000,000
9.17% Series due 2021                    Twenty-Sixth Supplemental                           8,000,000
6.35% Series due 2025                    Thirtieth Supplemental                             22,000,000
9.29% Series due 2026                    Twenty-Sixth Supplemental                          12,000,000

1995 Medium Term Note
   Series                                Twenty-Ninth Supplemental                          77,000,000
   7.72% Subseries A due 2025                         15,000,000
   6.82% Subseries B due 2005                         10,000,000
   6.89% Subseries C due 2015                         12,000,000
   6.99% Subseries D due 2006                         10,000,000
   7.47% Subseries E due 2003                         10,000,000
   6.83% Subseries F due 2003                         10,000,000
   7.06% Subseries G due 2004                         10,000,000


1997 Medium Term Note
   Series                                Thirty-First Supplemental                          65,000,000
   6.75% Subseries A due 2007                         10,000,000
   6.30% Subseries B due 2002                         10,000,000
   6.14% Subseries C due 2008                         10,000,000
   5.80% Subseries D due 2003                         10,000,000
   5.85% Subseries E due 2004                         10,000,000
   6.00% Subseries F due 2004                         15,000,000


6.00% Series due 2029                    Thirty-Second Supplemental                         25,000,000

and

                  WHEREAS, all of the bonds of each of said series are presently outstanding other than the bonds listed on Exhibit A attached hereto and made a part hereof; and

                  WHEREAS, the Original Indenture and said Supplemental Indentures were duly recorded in the Commonwealth of Pennsylvania on the dates and in the office for the Recording of Deeds for the following counties in the Mortgage Books and at the pages indicated in the following table:

                            [continued on next page]


                                                                               COUNTY
---------------------------------------------------------------------------------------------------------------------------------
                                                Bucks                  Chester               Delaware           Montgomery
---------------------------------------------------------------------------------------------------------------------------------
                             Date of
Indenture                    Recording     Book       Page       Book            Page     Book      Page      Book      Page
---------------------------------------------------------------------------------------------------------------------------------
Original                     2/20/41       496        1          H-13.Vol.307    20       1034      1         1625      1
First Supplemental           8/26/48       632        1          F-16.Vol.380    200      1668      169       2031      257
Second Supplemental          7/1/52        768        438        18.Vol.425      186      1962      376       2360      517
Third Supplemental           11/25/53      895        1          18.Vol.442      325      2052      1         2493      1
Fourth Supplemental          1/9/56        1089       155        Z-20.Vol.499    1        2199      1         2722      425
Fifth Supplemental           3/20/57       1181       316        B-22.Vol.536    601      2294      50        2850      335
Sixth Supplemental           5/9/58        1254       1          G-23            201      2380      039       2952      289
Seventh Supplemental         9/25/59       1332       509        B-25            109      2442      1         3090      249
Eighth Supplemental          5/9/61        -          -          Z-26            17       2526      312       -         -
Eighth Supplemental          5/10/61       1409       225        -               -        -         -         3249      289
Ninth Supplemental           4/10/62       1458       372        G-28            126      2581      463       3307      169
Tenth Supplemental           3/19/64       1568       1          M-30            967      2976      1043      3310      237
Eleventh Supplemental        11/4/66       1655       695        Q-32            6682     762       223       3549      129
Twelfth Supplemental         1/23/68       1691       531        N-33            219      2792      708       3542      315
Thirteenth Supplemental      7/2/70        1763       1167       D-35            80       2850      301       3687      23
Fourteenth Supplemental      11/5/70       1774       331        K-35            713      2858      3113      700       548
Fifteenth Supplemental       12/11/72      1869       196        O-37            998      2926      550       3786      96
Sixteenth Supplemental       5/28/75       1979       14         E-44            77       3005      511       4010      307
Seventeenth Supplemental     12/18/77      2072       683        L-51            1        3072      43        5002      436
Eighteenth Supplemental      4/29/77       2082       567        B-52            344      3078      728       5003      291
Nineteenth Supplemental      6/23/80       2303       714        J-62            92       3261      293       5030      502
Twentieth Supplemental       8/2/83        2487       370        D-72            1        96        810       5662      1045
Twenty-First Supplemental    8/27/85       2690       806        54              550      -         -         5864      1347
Twenty-First Supplemental    8/28/85       -          -          -               -        264       159       -         -
Twenty-Second Supplemental   4/22/86       2774       160        263             275      326       592       5944      360
Twenty-Third Supplemental    4/1/87        2960       693        -               -        -         -         -         -
Twenty-Third Supplemental    4/2/87        -          -          680             337      447       1807      6115      602
Twenty-Fourth Supplemental   7/25/88       3199       1095       1224            389      0593      0585      6324      143
Twenty-Fifth Supplemental    1/12/90       0136       0250       1848            205      731       1571      6538      376
Twenty-Sixth Supplemental    11/8/91        369       2190       2660            205      894       2241      6780      891
Twenty-Seventh Supplemental  6/29/92       0487       1829       3055            182      0969      2023      6918      302
Twenty-Eighth Supplemental   4/22/93       0652       1335       3542            1542     1081      0852      7112      0539
Twenty-Ninth Supplemental    3/30/95       1045       1872       3875            1368     1349      0829      7561      1155
Thirtieth Supplemental       8/30/95       1111       0798       3932            0471     1393      2255      7631      0689
Thirty-First Supplemental    7/11/97       1421       2196       4201            2133     1607      138       7968      797
Thirty -Second Supplemental  10/6/99                                                      1936      1207      8548      1067
------------------------------------------------------------------------------------------------------------------------------

   and
                  WHEREAS, the Original Indenture was recorded in Berks County on August 16, 1999 and the Thirty-Second Supplemental Indenture was recorded in Berks County on October 6, 1999 in Books 3113 and 3132 at Pages 707 and 1510, respectively; and

                  WHEREAS, the Company proposes to create under the Original Indenture, as supplemented, one or more new series of bonds to be designated "First Mortgage Bonds, 1999 Medium Term Note Series, Subseries __" (the "Bonds") to be limited in aggregate principal amount to $300,000,000, to be issued hereunder only as registered bonds without coupons, to be dated as provided in the Original Indenture and this Thirty-Third Supplemental Indenture, to bear interest at the rates and mature on the dates as determined hereunder by the Company; and

                  WHEREAS, the Bonds may be issued in a single series or from time to time in more than one series designated as a "subseries" and, if so issued in more than one subseries, each subseries of the Bonds shall bear a separate letter designation and the first such subseries of the Bonds shall be designated "First Mortgage Bonds, 1999 Medium Term Note Series, Subseries A"; and

                  WHEREAS, the Company proposes to issue $300,000,000 principal amount of the Bonds under the provisions of Article IV of the Original Indenture, as supplemented by this Thirty-Third Supplemental Indenture, in one or more transactions over a period of up to five years from November 18, 1999 through November 17, 2004 (the "Offering Period"), and, for each such transaction, will comply with the provisions thereof as well as with other provisions of the Original Indenture and indentures supplemental thereto in connection with the issuance of additional bonds so that it will be entitled to procure the authentication and delivery of the Bonds; and

                  WHEREAS, Article XVIII of the Original Indenture provides that the Company, when authorized by resolution of its Board of Directors, may with the Trustee enter into an indenture supplemental to the Original Indenture, which thereafter shall form a part of the Original Indenture, for the purposes, inter alia, of subjecting to the lien of the Original Indenture additional property, of defining the covenants and provisions applicable to any bonds of any series other than the 3 1/4% Series due 1971, of adding to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements thereafter to be observed by the Company, of surrendering any right or power in the Original Indenture reserved to or conferred upon the Company, and of making such provisions in regard to matters or questions arising under the Original Indenture as may be necessary or desirable and not inconsistent therewith; and

                  WHEREAS, in addition to the property described in the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First and Thirty-Second Supplemental Indentures, the Company has acquired or will acquire certain other property and desires to confirm the lien of the Original Indenture thereon; and

                  WHEREAS, the Company, by proper corporate action, has duly authorized the creation of said new series of Bonds (to be issued in accordance with the terms and provisions of the Original Indenture and indentures supplemental thereto, including this Thirty-Third Supplemental Indenture, and to be secured by said Original Indenture and indentures supplemental thereto, including this Thirty-Third Supplemental Indenture), and has further duly authorized the execution, delivery and recording of this Thirty-Third Supplemental Indenture setting forth the terms and provisions of the Bonds insofar as said terms and provisions are not set forth in said Original Indenture; and

                  WHEREAS, the Bonds and the Trustee's certificate upon said Bonds are to be substantially in the following form - the proper amount, names of registered owners and numbers to be inserted therein, and such appropriate insertions, omissions and changes to be made therein as may be required or permitted by this Thirty-Third Supplemental Indenture to conform to any pertinent law or usage:

                            [continued on next page]

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SALES OR OTHER TRANSFERS HEREOF MAY BE MADE ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE ACT ("QUALIFIED INSTITUTIONAL BUYERS"), APPROVED BY [AGENT(S)] OR ANOTHER DULY APPOINTED PLACEMENT AGENT (THE "PLACEMENT AGENTS") OR BY THE COMPANY IN TRANSACTIONS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE ACT.

BY ITS ACCEPTANCE OF THIS BOND, THE HOLDER REPRESENTS AND AGREES THAT IT IS A QUALIFIED INSTITUTIONAL BUYER AND THAT THIS BOND IS BEING ACQUIRED FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY FOR OTHERS FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF IN ANY TRANSACTION THAT WOULD BE IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS, AND THAT ANY RESALE OR OTHER TRANSFER HEREOF OR ANY INTEREST HEREIN PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF (A) ITS DATE OF ISSUE OR (B) THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WAS THE BENEFICIAL OWNER HEREOF WILL BE MADE ONLY (1) TO A PLACEMENT AGENT OR THE COMPANY, (2) THROUGH ANY PLACEMENT AGENT OR BY ANY PLACEMENT AGENT ACTING AS PRINCIPAL TO A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE APPROVED BY SUCH PLACEMENT AGENT, (3) DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER APPROVED BY THE COMPANY IN A TRANSACTION APPROVED BY THE COMPANY, (4) THROUGH A DEALER OTHER THAN A PLACEMENT AGENT TO A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE IN A TRANSACTION APPROVED BY THE COMPANY, OR (5) DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A UNDER THE ACT, SUBJECT TO IN EACH CASE THE DISPOSITION OF THE PURCHASER'S PROPERTY BEING AT ALL TIMES WITHIN ITS CONTROL. IN THE CASE OF CERTIFICATED BONDS, ANY TRANSFER DESCRIBED IN CLAUSE (3), (4) OR (5) ABOVE REQUIRES THE SUBMISSION TO THE TRUSTEE (AS DEFINED HEREIN) OR DULY AUTHORIZED PAYING AGENT (AS DEFINED HEREIN) OF THE CERTIFICATE OF TRANSFER ATTACHED HERETO DULY COMPLETED OR A DULY COMPLETED TRANSFER INSTRUMENT SUBSTANTIALLY IN THE FORM OF THE CERTIFICATE OF TRANSFER. THE COMPANY SHALL NOT RECOGNIZE ANY RESALE OR OTHER TRANSFER, OR ATTEMPTED RESALE OR OTHER TRANSFER, OF THIS BOND NOT MADE IN COMPLIANCE WITH THE FOREGOING PROVISIONS. THIS BOND AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON THE PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS BOND TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR PROVIDE ALTERNATIVE PROCEDURES IN COMPLIANCE WITH APPLICABLE LAW AND PRACTICES RELATING TO THE RESALE OR OTHER TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS BOND SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS BOND, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

[Bonds eligible for deposit at The Depository Trust Company shall also bear the following legend:]

THIS BOND IS A PERMANENT GLOBAL BOND. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                                $_________


                           PHILADELPHIA SUBURBAN WATER
                                     COMPANY




                (Incorporated under the Laws of the Commonwealth
                                of Pennsylvania)


               First Mortgage Bond, 1999 Medium Term Note Series,
                                 Subseries _____

PRINCIPAL AMOUNT ______________________________
ORIGINAL ISSUE DATE ___________________________
INTEREST RATE _________________________________
MATURITY DATE _________________________________
INITIAL REDEMPTION DATE _______________________
INITIAL REDEMPTION PERCENTAGE _________________
ANNUAL REDEMPTION REDUCTION PERCENTAGE ________
[OPTIONAL TENDER DATE__________________________]

                  Philadelphia Suburban Water Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company ("DTC") or its registered assigns, on the Maturity Date referred to above, the sum of and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semiannually on January 1 and July 1 (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above (the "Original Issue Date"), unless the Original Issue Date or the date of authentication occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the registered holder of this bond of the 1999 Medium Term Note Series, as defined below, on the Record Date with respect to such Interest Payment Date, and on the maturity date specified on the face hereof (the "Maturity Date"), any date fixed for redemption pursuant to the terms hereof (the "Redemption Date") or any date fixed for the optional tender pursuant to the terms hereof (the "Tender Date"). Interest on this Bond of the 1999 Medium Term Note Series, as defined below, will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, until the principal hereof has been paid or made duly available for payment. If the Maturity Date (or any Redemption Date or Tender Date) or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal (and premium, if any) or interest payable with respect to such Maturity Date (or Redemption Date or Tender Date) or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date (or Redemption Date or Tender Date) or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity Date (or Redemption Date or Tender Date) or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the nominee of DTC, in whose name this Bond of the 1999 Medium Term Note Series is registered at the close of business on the Record Date for such interest, which shall be the 15th day of the calendar month preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date (or any Redemption Date or Tender Date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day other than a Saturday or Sunday, on which the Trustee, any paying agent, or banks in New York, New York are not required or authorized by law, or executive order, to close.

                  The interest so payable will (except as otherwise provided in the Thirty-Third Supplemental Indenture referred to herein) be calculated on the basis of a 360-day year of twelve 30-day months.

                  This bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the "Indenture") dated as of January 1, 1941, executed by the Company to The Pennsylvania Company for Insurances on Lives and Granting Annuities (now Chase Manhattan Trust Company, National Association, as successor trustee), as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect of such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of, (premium if any) and interest on this bond as herein provided. As provided in the Indenture, the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in an indenture supplemental to said Indenture known as the "Thirty-Third Supplemental Indenture" dated as of November 15, 1999, and designated therein as "First Mortgage Bonds, 1999 Medium Term Note Series, Subseries __" (the "Bonds of the 1999 Medium Term Note Series").

                  The Bonds of the 1999 Medium Term Note Series will be issued in fully registered form, without coupons. The Bonds of the 1999 Medium Term Note Series will be deposited with, or on behalf of DTC and registered in the name of a nominee of DTC in the form of one or more global securities (the "Global Bonds") or will remain in the custody of the Trustee pursuant to a Medium-Term Note Certificate Agreement, dated December 2, 1988, between DTC and The Chase Manhattan Bank, which was merged into Chemical Bank, which changed its name to The Chase Manhattan Bank. DTC was created to hold securities of persons who have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants.

                  Upon the issuance of a Global Bond, DTC or its nominees will credit the respective Bonds of the 1999 Medium Term Note Series represented by such Global Bond to accounts of participants. The accounts to be credited shall be designated by the purchasers. Ownership of beneficial interests in such Global Bonds will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Bonds will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee for such Global Bonds. Ownership of beneficial interests in such Global Bonds by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

                  So long as DTC or its nominee is the registered owner of a Global Bond, DTC or such nominee, as the case may be, will be considered the sole owner or holder of those Bonds of the 1999 Medium Term Note Series beneficially owned by other persons for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Bonds will not be entitled to have the Bonds of the 1999 Medium Term Note Series registered in their names, will not receive or be entitled to receive physical delivery of the Bonds of the 1999 Medium Term Note Series in definitive form and will not be considered the owners or holders thereof under the Indenture.

                  Payment of principal of and any interest on the Bonds of the 1999 Medium Term Note Series registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner or the holder of the Global Bond. Neither the Company, the Trustee nor any paying agent for the Bonds of the 1999 Medium Term Note Series will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Payment of principal or any interest on the Certificated Bonds (as defined below), if any, will be made to the registered owners thereof.

                  The Company expects that DTC, upon receipt of any payment of principal or interest in respect of a permanent Global Bond, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Bond as shown on the records of DTC. The Company also expects that payments by participants to owners of beneficial interests in such Global Bond held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

                  A Global Bond may not be transferred except as a whole by DTC to a nominee or a successor of DTC. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Bonds of the 1999 Medium Term Note Series in definitive registered form (the "Certificated Bonds") in exchange for the Global Bond or Bonds representing such Bonds of the 1999 Medium Term Note Series. In addition, the Company may at any time and in its sole discretion determine not to have some of or all the bonds of the 1999 Medium Term Note Series represented by one or more Global Bonds and, in such event, will issue bonds of the 1999 Medium Term Note Series in definitive registered form in exchange for all of the Global Bonds representing such Bonds of the 1999 Medium Term Note Series. In any such instance, an owner of a beneficial interest in a Global Bond will be entitled to physical delivery of Certificated Bonds represented by such Global Bond equal in amount to that represented by such beneficial interest and to have such Certificated Bonds registered in its name.

                  Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. Payments of interest, other than interest payable at the Maturity Date, or any earlier Redemption Date or Tender Date, will be paid in immediately available funds by wire transfer to the account of Cede & Co., as nominee for DTC, or, in the case of Certificated Bonds, by check mailed to the registered holder of such bond at the address shown in the Register maintained by the Trustee, or at the option of the registered holder, at such place in the United States of America as the registered holder shall designate to the Trustee in writing. Notwithstanding the foregoing, the registered holder of $10,000,000 or more of Certificated Bonds with the same Interest Payment Date shall be entitled to receive payment by wire transfer of immediately available funds, provided that written instructions designating the account number and bank in New York, New York (or other bank consented to by the Company) shall have been received by the Trustee not less than ten (10) days prior to the Record Date for such Interest Payment Date. Once such wire transfer instructions have been received by the Trustee they shall remain in effect unless (i) the Trustee is notified, in writing, of a change thereof not less than ten (10) days prior to the Record Date for an Interest Payment Date; or (ii) the registered holder no longer holds an aggregate principal amount of at least $10,000,000 of Certificated Bonds having the same Interest Payment Date.

                  The principal amount hereof, premium, if any, and interest due on the Redemption Date, Tender Date or at the Maturity Date will be paid on the Redemption Date, Tender Date or at the Maturity Date in immediately available funds by wire transfer to such account at a bank in New York, New York (or such other bank consented to by the Company) as such holder of the bond of the 1999 Medium Term Note Series shall have designated for such payment or for the payment of interest as provided above. Payment to a registered holder of Bonds of the 1999 Medium Term Note Series for which appropriate instructions for payment have not been received by the Trustee not later than ten (10) days prior to the related date of payment shall be made by check mailed by the Trustee to the person entitled thereto at such person's address appearing in the registry maintained by the Trustee. Wire transfer instructions received by the Trustee in connection with the payment of principal, premium, if any, and interest due on the Redemption Date, Tender Date or the Maturity Date of the Bond of the 1999 Medium Term Note Series shall remain in effect unless the Trustee is notified of a change thereof not less than ten (10) days prior to the Redemption Date, Tender Date or Maturity Date. Payment of principal, premium, if any, and interest due on the Redemption Date, Tender Date or the Maturity Date on the Bond of the 1999 Medium Term Note Series shall only be made against presentation and surrender of this bond at a delivery office designated by the Trustee and maintained for that purpose in Dallas, Texas, or at such other office or agency of the Company as the Company shall designate.

                  So long as the Bonds of the 1999 Medium Term Note Series are in book-entry form represented by Global Bonds registered in the name of Cede & Co., or another nominee of DTC, then Cede & Co., or such other nominee of DTC, as the case may be, will be considered the sole owner or holder of the Bonds of the 1999 Medium Term Note Series represented by such Global Bond for the purpose of receiving payment on the Bonds of the 1999 Medium Term Note Series, receiving notices and for all other purposes under the Indenture or the Global Bond. Ownership of beneficial interests in Global Bonds will be limited to persons who have accounts with DTC (the "participants") or persons that may hold interests through participants. Beneficial interests in a Global Bond will be evidenced only by, and transfers thereof will be effected only through, records maintained by DTC. Ownership of beneficial interests in such Global Bonds by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. In the case of Certificated Bonds, subject to certain restrictions set forth on the face hereof and in the Indenture, this bond may be transferred at the aforesaid office of the Trustee by surrendering this bond for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee will issue in the name of the transferee or transferees, in exchange hereof, a new bond or bonds having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required to register the exchange or transfer of any Bond of the 1999 Medium Term Note Series after the first notice of redemption of such bond has been mailed or after the first notice of Tender (hereinafter defined) of such Bond has been received by the Trustee or during a period beginning at the opening of business ten (10) days preceding an Interest Payment Date. Bonds of the 1999 Medium Term Note Series are exchangeable at said office for other Bonds of the 1999 Medium Term Note Series of other authorized denominations of equal aggregate principal amount and having identical terms and provisions. All such exchanges of Bonds of the 1999 Medium Term Note Series will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All bonds of the 1999 Medium Term Note Series surrendered for exchange shall be accompanied by a written instrument of transfer in the form attached hereto to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing.

                  To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds of any series then outstanding under the Indenture and entitled to vote on and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

                  The Bonds of the 1999 Medium Term Note Series are subject to redemption at the option of the Company on or after the Initial Redemption Date specified on the face hereof (if any), either as a whole or in part, in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) on any Interest Payment Date in coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the Redemption Price equal to the Initial Redemption Percentage specified on the face hereof of the principal amount hereof, which shall decline on each anniversary of the Initial Redemption Date by the Annual Redemption Reduction Percentage specified on the face hereof of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount, in each case plus accrued interest to the Redemption Date.

                  The Bonds of the 1999 Medium Term Note Series are subject to mandatory redemption (i) in connection with the sale to or other acquisition by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies of all or substantially all of the property of the Company, or (ii) in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Company, occurring in connection with or subsequent to the acquisition of all or substantially all of the stock of the Company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies. In such a mandatory redemption, the Bonds of the 1999 Medium Term Note Series are redeemable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at one hundred per cent (100%) of the principal amount thereof, together with interest accrued thereon to the Redemption Date.

                  Any redemption shall be effected by notice mailed to the registered owners thereof, as provided in the Indenture, at least thirty (30) days before the Redemption Date, all on the conditions and in the manner provided in the Indenture.

                  If this bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the Redemption Date. In the event of redemption of this bond in part only, a new bond for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

                  [Tender Bonds only - This bond is subject to optional tender ("Tender"), in its entirety, by holders thereof on the first Interest Payment Date ("Tender Date") next succeeding the tenth anniversary of the Original Issue Date in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts at a tender price ("Tender Price") of one hundred percent (100%) of the principal amount thereof, plus accrued interest to the Tender Date.

                  Any Tender shall be effectuated by (1) notice ("Tender Notice") mailed (by registered mail with return receipt requested or other courier or express delivery service) by the registered owner of a Bond of the 1999 Medium Term Note Series to the Trustee at least thirty (30) days prior to the Tender Date, and (2) presentment to the Trustee of said Bond[s] of the 1999 Medium Term Note Series at least five (5) Business Days prior to the Tender Date.

                  If a Bond of the 1999 Medium Term Note Series which is subject to Tender is tendered and payment thereof is duly provided for, interest shall cease to accrue hereon from and after the Tender Date.

                  By delivery of the Tender Notice, the owner irrevocably agrees to deliver the bond or bonds described therein (if such bonds are in certificated form) to the delivery office of the Trustee at least five (5) Business Days prior to the Tender Date. The determination by the Trustee of a bondholder's compliance with the requirement of the Tender Notice is in its sole discretion and binding on the Company and the holder of the bond or bonds. Any Tender Notice which is determined not to be in compliance with the Thirty-Third Supplemental Indenture shall be of no force and effect.

                  If a holder who gives a Tender Notice shall fail to deliver the bond identified in the Tender Notice to the Trustee at or prior to 10:00 a.m. on the Purchase Date, such bond shall be deemed purchased and shall cease to accrue interest on such Tender Date and the holder thereof shall thereafter be entitled only to payment of the Tender Price therefor and to no other benefits of the Thirty-Third Supplemental Indenture.

                  Notwithstanding anything to the contrary herein, the right of the holders of a bond to tender the bonds shall cease immediately and without further notice from and including the date on which the Trustee notifies the holder of such bond of an acceleration under Article XI of the Indenture.]

                  The principal hereof may be declared or may become due prior to its Maturity Date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the registered owners of a majority in principal amount of bonds then outstanding, including the Bonds of the 1999 Medium Term Note Series, to annul such declaration.

                  The Company, the Trustee and any Paying Agent may deem and treat the registered owner of this bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.

                  When any notice to holders of the Bonds of the 1999 Medium Term Note Series requesting consents, waivers, votes or other actions of such holders is given by the Trustee hereunder at any time that the Bonds of the 1999 Medium Term Note Series are represented by Global Bonds registered in the name of Cede & Co., or another nominee of DTC, such notice shall be sent by the Trustee to DTC with a request that DTC forward (or cause to be forwarded) the notice to the DTC participants so that DTC participants may forward (or cause to be forwarded) the notice to the beneficial owners. The Trustee shall be entitled to rely on any omnibus proxy delivered by DTC and to consider those DTC participants to whose account the Bonds of the 1999 Medium Term Note Series are credited on any record date or special record date, as appropriate, and identified in a listing attached to the omnibus proxy, as owners of the aggregate amount of Bonds of the 1999 Medium Term Note Series set forth on such listing for purposes of any consent, waiver, vote or other action of holders of such Bonds of the 1999 Medium Term Note Series.

                  No recourse shall be had for the payment of the principal of or interest on this bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company, or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.

                  The Bonds of the 1999 Medium Term Note Series and related documentation may be amended or supplemented from time to time by the Company without the consent of any holder of Bonds of the 1999 Medium Term Note Series to modify the restrictions on and procedures for resale and other transfers of the Bonds of the 1999 Medium Term Note Series to reflect any change in applicable law or regulation (or the interpretation thereof) or provide alternative procedures in compliance with applicable law and practices relating to the resale or other transfer of restricted securities generally. Each holder of any bond of the 1999 Medium Term Note Series will be deemed, by the acceptance of such bond, to have agreed to any such amendment or supplement.

                  The Company agrees to make available to any holder of Bonds of the 1999 Medium Term Note Series or a prospective purchaser of Bonds of the 1999 Medium Term Note Series, each of whom is a Qualified Institutional Buyer as defined in Rule 144A of the Securities Act of 1933, as amended, such information required by Rule 144A to enable resales of the Bonds of the 1999 Medium Term Note Series to be made pursuant to Rule 144A. However, the Company shall not be required to provide more information than was required by Rule 144A as originally adopted but may elect to do so, if necessary, under subsequent revisions of Rule 144A.

                  This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Chase Manhattan Trust Company, National Association, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.

                  This Bonds of the 1999 Medium Term Note Series shall be deemed to be a contract and shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania (excluding laws governing conflicts of law).

                  IN WITNESS WHEREOF, Philadelphia Suburban Water Company has caused this bond to be signed by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this bond to be dated ____________.

                                                PHILADELPHIA SUBURBAN
Attest:                                         WATER COMPANY

                                                By______________________________
-----------------------------
Assistant Secretary                                 Vice President and Treasurer


                         [Form of Trustee's Certificate]

                  This bond is one of the bonds, of the series designated therein, referred to in the within-mentioned Thirty-Third Supplemental Indenture.

                                                 CHASE MANHATTAN TRUST COMPANY,
                                                 NATIONAL ASSOCIATION, TRUSTEE


                                                 By:____________________________
                                                          Authorized Officer

                        [Form of Certificate of Transfer]

(To be delivered with a Certificated Bond to the Trustee)

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee and insert Taxpayer Identification No.)

this bond and all rights hereunder, hereby irrevocably constituting and appointment attorney to transfer this bond the books of the Company with full power of substitution in the premises.

                             CERTIFICATE OF TRANSFER

                  (The following is not required for sales or other transfers of this bond to or through the Company or a Placement Agent).

                  In connection with any transfer of this bond occurring prior to the date which is two years after the later of (a) the Original Issue Date of this bond, or (b) the last date the Company or any of its affiliates was the beneficial owner of this bond, the undersigned confirms that:

[ ] This bond is being transferred by the undersigned to a transferee that is, or that the undersigned reasonably believes to be, a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                  If the foregoing box is not checked, then, so long as the accompanying bond shall bear a legend on its face restricting resales and other transfers thereof (except in the case of a resale or other transfer made (i) to the Placement Agent referred to in such legend or to the Company or (ii) through the Placement Agent or by the Placement Agent acting as principal to a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, in a transaction approved by the Placement Agent) the Trustee shall not be obligated to register this bond in the name of any person other than the registered owner hereof.

Dated:

                  NOTICE: The signature of the beneficial owner to this assignment must correspond with the name as written on the face of this bond in every particular, without alteration or enlargement or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF THE BOX ABOVE IS CHECKED:

                  The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered owner is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:

NOTICE:  To be executed by an officer.

and;

                  WHEREAS, all acts and things necessary to make the bonds, when executed by the Company and authenticated and delivered by the Trustee as in this Thirty-Third Supplemental Indenture provided and issued by the Company, valid, binding and legal obligations of the Company, and this Thirty-Third Supplemental Indenture a valid and enforceable supplement to said Original Indenture, have been done, performed and fulfilled, and the execution of this Thirty-Third Supplemental Indenture has been in all respects duly authorized:

                  NOW, THEREFORE, THIS THIRTY-THIRD SUPPLEMENTAL INDENTURE
WITNESSETH: That, in order to secure the payment of the principal and interest of all bonds issued under the Original Indenture and all indentures supplemental thereto, according to their tenor and effect, and according to the terms of the Original Indenture and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in said bonds and in the Original Indenture and any indenture supplemental thereto respectively contained, and to provide for the proper issuing, conveying and confirming unto the Trustee, its successors in said trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Original Indenture and in any indenture supplemental thereto, all and singular the estates, property and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Thirty-Third Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, has granted, bargained, sold, aliened, infefted, released and confirmed and by these presents does grant, bargain, sell, alien, enfeoff, release and confirm unto Chase Manhattan Trust Company, National Association as Trustee, and to its successors in said trust and its and their assigns forever:

                  All and singular the premises, property, assets, rights and franchises of the Company, whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated (except as herein expressly excepted), including among other things the following, but reference to or enumeration of any particular kinds, classes, or items of property shall not be deemed to exclude from the operation and effect of the Original Indenture or any indenture supplemental thereto any kind, class or item not so referred to or enumerated:


                                       I.

                          REAL ESTATE AND WATER RIGHTS.

                  The real estate described in the deeds from the grantors named in Exhibit B hereto, dated and recorded as therein set forth, and any other real estate and water rights acquired since the date of the Thirty-Second Supplemental Indenture.


                                       II.

                            BUILDINGS AND EQUIPMENT.

                  All mains, pipes, pipe lines, service pipes, buildings, improvements, standpipes, reservoirs, wells, flumes, sluices, canals, basins, cribs, machinery, conduits, hydrants, water works, plants and systems, tanks, shops, structures, purification systems, pumping stations, fixtures, engines, boilers, pumps, meters and equipment which are now owned or may hereafter be acquired by the Company (except as herein expressly excepted), including all improvements, additions and extensions appurtenant to any real or fixed property now or hereafter subject to the lien of the Original Indenture or any indenture supplemental thereto which are used or useful in connection with the business of the Company as a water company or as a water utility, whether any of the foregoing property is now owned or may hereafter be acquired by the Company.

                  It is hereby declared by the Company that all property of the kinds described in the next preceding paragraph, whether now owned or hereafter acquired, has been or is or will be owned or acquired with the intention of using the same in carrying on the business or branches of the business of the Company, and it is hereby declared that it is the intention of the Company that all thereof (except property hereinafter specifically excepted) shall be subject to the lien of the Original Indenture.

                  It is agreed by the Company that so far as may be permitted by law tangible personal property now owned or hereafter acquired by the Company, except such as is hereafter expressly excepted from the lien hereof, shall be deemed to be and construed as fixtures and appurtenances to the real property of the Company.


                                      III.

                          FRANCHISES AND RIGHTS OF WAY.

                  All the corporate and other franchises of the Company, all water and flowage rights, riparian rights, easements and rights of way, and all permits, licenses, rights, grants, privileges and immunities, and all renewals, extensions, additions or modifications of any of the foregoing, whether the same or any thereof, or any renewals, extensions, additions or modifications thereof, are now owned or may hereafter be acquired, owned, held, or enjoyed by the Company.


                                       IV.

                            AFTER ACQUIRED PROPERTY.

                  All real and fixed property and all other property of the character hereinabove described which the Company may hereafter acquire.

                  TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, rights and franchises and every part and parcel thereof.

                  EXCEPTING AND RESERVING, HOWEVER, certain premises, not used or useful in the supplying of water by the Company, expressly excepted and reserved from the lien of the Original Indenture and not subject to the terms thereof.

                  AND ALSO SAVING AND EXCEPTING from the property hereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): all bills, notes and accounts receivable, cash on hand and in banks, contracts, choses in action and leases to others (as distinct from the property leased and without limiting any rights of the Trustee with respect thereto under any of the provisions of the Original Indenture or of any indenture supplemental thereto), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all automobiles, motor trucks, and other like automobile equipment and all furniture, and all equipment, materials, goods, merchandise and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any properties of the Company other than any of the foregoing expected property which may be specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the provisions of the Original Indenture or any indenture supplemental thereto so to be; provided, however, that if, upon the happening of a completed default, as specified in Section I of Article XI of the Original Indenture, the Trustee or any receiver appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustee or any such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and any and all other property of the Company then on hand, not described or referred to in the foregoing granting clauses, which is used or useful in connection with the business of the Company as a water company or as a water utility, and use and administer the same to the same extent as if such property were part of the mortgaged property, unless and until such completed default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

                  SUBJECT, HOWEVER, to the exceptions, reservations and matters hereinabove and in the Original Indenture recited, to releases executed since the date of the Original Indenture in accordance with the provisions thereof, to existing leases, to easements and rights of way for pole lines and electric transmission lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens existing on or claims against, and rights in and relating to, real estate acquired for right-of-way purposes, to taxes and assessments not delinquent, to alleys, streets and highways that may run across or encroach upon said lands, to liens, if any, incidental to construction, and to Permitted Liens, as defined in the Original Indenture; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition.

                  TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be unto the Trustee and its successors in the trust heretofore and hereby created, and its and their assigns forever.

                  IN TRUST NEVERTHELESS, for the equal pro rata benefit and security of each and every person or corporation who may be or become the holders of bonds and coupons secured by the Original Indenture or by any indenture supplemental thereto, or both, without preference, priority or distinction as to lien or otherwise of any bond or coupon over or from any other bond or coupon, so that each and every of said bonds and coupons issued or to be issued, of whatsoever series, shall have the same right, lien and privilege under the Original Indenture and all indentures supplemental thereto and shall be equally secured hereby and thereby, with the same effect as if said bonds and coupons had all been made, issued and negotiated simultaneously on the date thereof; subject, however, to the provisions with reference to extended, transferred or pledged coupons and claims for interest contained in the Original Indenture and subject to any sinking or improvement fund or maintenance deposit provisions, or both, for the benefit of any particular series of bonds.

                  IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in said trust, for the benefit of those who shall hold said bonds and coupons, or any of them, issued under this Indenture or any indenture supplemental hereto, or both, as follows:

                                   ARTICLE I.

                 Form, Authentication and Delivery of the Bonds;
                        Redemption and Tender Provisions
                 -----------------------------------------------

                  SECTION 1. There shall be a thirty-ninth series (and later series as described herein) of bonds, limited in aggregate principal amount to $300,000,000 designated as "Philadelphia Suburban Water Company First Mortgage Bonds, 1999 Medium Term Note Series, Subseries "__" (the "Bonds"). The Bonds may be issued at any time during the Offering Period in a single subseries or from time to time during the Offering Period in more than one subseries pursuant to this Thirty-Third Supplemental Indenture and the Original Indenture. Each subseries of the Bonds issued hereunder shall constitute a separate series for purposes of this Thirty-Third Supplemental Indenture and the Original Indenture. Each subseries of the Bonds shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the items specified in Article IV of the Original Indenture, including the initial authorizing resolution of the Board of Directors of the Company for the issuance of the Bonds (a "Series Authorizing Resolution") and a certificate of an authorized officer of the Company issued pursuant to said resolution (a "Subseries Authorizing Certificate") specifying the principal amount of the Bonds of such subseries to be issued on the specified date of issuance, the numbers, denominations, redemption date or dates, tender date if any, maturity date or dates, redemption prices and interest rate or rates of such Bonds.

                  Interest on each subseries of the Bonds shall be payable semiannually on January 1 and July 1 (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the date of authentication of such Bond (the "Original Issue Date"), unless the Original Issue Date or the date of authentication occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue

Date or the date of authentication, to the registered holders of the Bonds on the Record Date with respect to such Interest Payment Date, and on the maturity date specified on the face of the Bond (the "Maturity Date") or any date fixed for tender or redemption pursuant to the terms of such Bond (the "Tender Date" or "Redemption Date" respectively). Interest on each subseries of Bonds will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from its Original Issue Date, until the principal has been paid or made duly available for payment. If the Maturity Date (or any Redemption Date or Tender Date) or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal (and premium, if any) or interest payable with respect to such Maturity Date (or Redemption Date or Tender Date) or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date (or Redemption Date or Tender Date) or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity Date (or Redemption Date or Tender Date) or Interest Payment Date. The term "Record Date" as used in this Section 1 with respect to any regular Interest Payment Date shall mean the 15th day of the calendar month preceding such Interest Payment Date. As used herein, "Business Day" means any day other than a Saturday or Sunday, on which the Trustee, any paying agent or banks in New York, New York are not required or authorized by law or executive order to close.

                  Each subseries of the Bonds shall be stated to mature (subject to the right of earlier redemption or Tender at the prices and dates and upon the terms and conditions hereinafter set forth) and shall bear interest at the rates set forth in the Subseries Authorizing Certificate.

                  The Bonds shall be issuable only as registered bonds without coupons, shall be in the form hereinabove recited, in the minimum denomination of $100,000 or any integral multiple of $1,000 in excess thereof, shall be lettered "R", and shall bear such numbers as the Company may reasonably require.

                  Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. Payments of interest, other than interest payable at the Maturity Date, or any earlier Redemption Date or Tender Date, will be paid in immediately available funds by wire transfer to the account of Cede & Co., as nominee for DTC, or, in the case of Certificated Bonds, by check mailed to the registered holder of such bond at the address shown in the Register maintained by the Trustee, or at the option of the registered holder, at such place in the United States of America as the registered holder shall designate to the Trustee in writing. Notwithstanding the foregoing, the registered holder of $10,000,000 or more of Certificated Bonds with the same Interest Payment Date shall be entitled to receive payment by wire transfer of immediately available funds, provided that written instructions designating the account number and bank in New York, New York (or other bank consented to by the Company) shall have been received by the Trustee not less than ten (10) days prior to the Record Date for such Interest Payment Date. Once such wire transfer instructions have been received by the Trustee they shall remain in effect unless (i) the Trustee is notified, in writing, of a change thereof not less than ten (10) days prior to the Record Date for an Interest Payment Date; or (ii) the registered holder no longer holds an aggregate principal amount of at least $10,000,000 of Certificated Bonds having the same Interest Payment Date.

                  The person in whose name any Bond is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Bond upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding Bonds are registered at the close of business on a subsequent Record Date established by notice given by mail by or on behalf of the Company to the holders of Bonds not less than fifteen (15) days preceding such subsequent Record Date, such Record Date to be not less than ten (10) days preceding the date of payment of such defaulted interest.

                  Exchange of any Bonds shall be effected in accordance with the applicable provisions of Sections 7, 8 and 9 of Article II of the Original Indenture.

                  The text of the Bonds and of the certificate of the Trustee upon such Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited.

                  SECTION 2. Each subseries of the Bonds shall be subject to redemption at the option of the Company on and after the Initial Redemption Date indicated on the face of the Bonds. On and after the Initial Redemption Date, the Bonds of such subseries may be redeemed in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the Company at the Redemption Price (hereinafter defined), together with interest thereon payable to the Redemption Date.

                  The Redemption Price shall initially be the Initial Redemption Percentage specified on the face of such subseries of the Bonds of the principal amount of such subseries and, if applicable, shall decline on each anniversary of the Initial Redemption Date by the Annual Redemption Reduction Percentage specified on the face of such Subseries of the Bonds, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

                  SECTION 3. Each subseries of the Bonds shall be subject to mandatory redemption (i) in connection with the sale to or other acquisition by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies of all or substantially all of the property of the Company, or (ii) in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Company, occurring in connection with or subsequent to the acquisition of all or substantially all of the stock of the Company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies. The Bonds are redeemable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at one hundred per cent (100%) of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption.

                  SECTION 4. Any redemption of the Bonds shall be effected in accordance with the provisions of Article V of the Original Indenture.

                  SECTION 5. During the Offering Period, there will be delivered to the Trustee an adequate number of executed Bonds which will have the Bond number, principal amount, Original

Issue Date, interest rate, Maturity Date, Initial Redemption Date, Initial Redemption Percentage and Annual Redemption Reduction Percentage left blank. Each Bond will be signed and sealed manually or by facsimile on behalf of the Company, to be held in safekeeping by the Trustee for the account of the Company. If an officer of the Company whose signature is on a Bond no longer holds such office at the time the Trustee delivers the Bond in accordance with the Indenture, the Bond will be valid nevertheless. Each subseries of the Bonds may be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, opinions or other instruments or all of the foregoing required to be delivered upon the issue of bonds pursuant to the provisions of the Original Indenture and receipt of a Series Authorizing Resolution for such subseries.

                  SECTION 6. A Bond of the 1999 Medium Term Note Series which has a Maturity Date which is more than ten years after the Original Issue Date may, at the option of the Company, be issued by the Company subject to optional tender ("Tender"), in its entirety, by holders thereof on the first Interest Payment Date next succeeding the tenth anniversary of the Original Issue Date ("Tender Date") in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts at a tender price ("Tender Price") of one hundred percent (100%) of the principal amount thereof, plus accrued interest to the Tender Date.

                  Any Tender shall be effectuated by (1) notice ("Tender Notice") mailed (by registered mail with return receipt requested or other courier or express delivery service) by the registered owner of a Bond of the Medium Term Notes Series to the Trustee at least thirty (30) days prior to the Tender Date, and (2) presentment to the Trustee of said Bond[s] of the 1999 Medium Term Note Series at least five (5) Business Days prior to the Tender Date.

                  If a Bond of the 1999 Medium Term Note Series which is subject to Tender is tendered and payment thereof is duly provided for, interest shall cease to accrue hereon from and after the Tender Date.

                  By delivery of the Tender Notice, the owner irrevocably agrees to deliver the bond or bonds described therein (if such bonds are in certificated form) to the delivery office of the Trustee designated in Article V, Section 2 hereof at least five (5) Business Days prior to the Tender Date. The determination by the Trustee of a bondholder's compliance with the requirement of the Tender Notice is in its sole discretion and binding on the Company and the holder of the bond or bonds. Any Tender Notice which is determined not to be in compliance with this Thirty-Third Supplemental Indenture shall be of no force and effect.

                  If a holder who gives a Tender Notice shall fail to deliver the bond identified in the Tender Notice to the Trustee at or prior to 10:00 a.m. on the Purchase Date, such bond shall be deemed purchased and shall cease to accrue interest on such Tender Date and the holder thereof shall thereafter be entitled only to payment of the Tender Price therefor and to no other benefits of this Thirty-Third Supplemental Indenture.

                  Notwithstanding anything to the contrary herein, the right of the holders of a bond to tender the bonds shall cease immediately and without further notice from and including the date on which the Trustee notifies the holder of such bond of an acceleration under Article XI of the Indenture.

                                   ARTICLE II.

                       Maintenance or Improvement Deposit.

                  SECTION 1. The Company covenants that it will deposit with the Trustee on or before the March 1 next occurring after the bonds of the 9.89% Series due 2008 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.93% Series due 2013 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 9.97% Series due 2018 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.12% Series due 2010 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.29% Series due 2026 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.17% Series due 2021 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 9.17% Series due 2011 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 6.50% Series due 2010 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 5.95% Series due 2002 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 7.15% Series due 2008 cease to be outstanding, or on or before the March 1 next occurring after the bonds of any of the Subseries of the 1995 Medium Term Note Series issued under the Twenty-Ninth Supplemental Indenture (consisting of the 7.72% Subseries A due 2025, the 6.82% Subseries B due 2005, the 6.89% Subseries C due 2015, the 6.99% Subseries D due 2006, the 7.47% Subseries E due 2003, the 6.83% Subseries F due 2003, and the 7.06% Subseries G due 2004) shall cease to be outstanding, or on or before the March 1 next occurring after bonds of the 6.35% Series due 2025 shall cease to be outstanding, on or before the March 1 next occurring after the bonds of any of the Subseries of the 1997 Medium Term Note Series issued under the Thirty-First Supplemental Indenture (consisting of the 6.75% Subseries A due 2007, the 6.30% Subseries B due 2002, the 6.14% Subseries C due 2008, the 5.80% Subseries D due 2003, the 5.85% Subseries E due 2004 and the 6.00% Subseries F due 2004) cease to be outstanding, or on or before March 1 next occurring after the bonds of 6.00% Series due 2029 cease to be outstanding, whichever is latest, and on or before March 1 in each year thereafter if and so long as any of the Bonds are outstanding, an amount in cash (the "Maintenance or Improvement Deposit") equal to 9% of the Gross Operating Revenues of the Company during the preceding calendar year less, to the extent that the Company desires to take such credits, the following:

                           (a) the amount actually expended for maintenance
                  during such calendar year; and

                           (b) the Cost or Fair Value, whichever is less, of
                  Permanent Additions acquired during such calendar year which at the time of taking such credit constitute Available Permanent Additions; and

                           (c) the unapplied balance, or any part thereof, of
                  the Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the five calendar years preceding such calendar year and specified in the Officers' Certificates delivered to the Trustee pursuant to Section 2 of this Article, but only to the extent that the Permanent Additions with respect to which such Cost or Fair Value was determined shall at the time of taking such credit constitute Available Permanent Additions.

                  SECTION 2. The Company covenants that it will on or before March 1 in each year, beginning with the first deposit made with the Trustee under the provisions of Section 1 of this Article, as long as any of the Bonds are outstanding, deliver to the Trustee the following:

                  (A) An Officers' Certificate, which shall state:

                           (i) The amount of the Gross Operating Revenues for
                  the preceding calendar year;

                           (ii) 9% of such Gross Operating Revenues;

                           (iii) The amount actually expended by the Company for
                  maintenance during such calendar year;

                           (iv) The amount set forth in subparagraph (xii) of
                  each Officers' Certificate delivered to the Trustee pursuant to the provisions of this Section during the preceding five calendar years (specifying each such Officers' Certificate), after deducting from each such amount the aggregate of (a) the Cost or Fair Value, whichever is less, of all Permanent Additions represented by such amount which have ceased to be Available Permanent Additions; and (b) any part of such amount for which the Company has previously taken credit against any Maintenance or Improvement Deposit (specifying the Officers' Certificate in which such credit was taken); and (c) any part of such amount for which the Company then desires to take credit against the Maintenance or Improvement Deposit;

                           (v) An amount which shall be the aggregate of all
                  amounts set forth pursuant to the provisions of clause (c) of the foregoing subparagraph (iv);

                           (vi) The Cost or Fair Value, whichever is less, of
                  Available Permanent Additions acquired by the Company during the preceding calendar year;

                           (vii) That part of the amount set forth in
                  subparagraph (vi) which the Company desires to use as a credit against the Maintenance or Improvement Deposit;

                           (viii) The amount of cash payable to the Trustee
                  under the provisions of Section 1 of this Article, which shall be the amount by which the amount set forth in subparagraph
                  (ii) hereof exceeds the sum of the amounts set forth in subparagraphs (iii), (v) and (vii) hereof;

                           (ix) The sum of all amounts charged on the books of
                  the Company against any reserve for retirement or depreciation during the preceding calendar year representing the aggregate of the Cost when acquired of any part of the Company's plants and property of the character described in the granting clauses hereof which has been permanently retired or abandoned;

                           (x) The aggregate of the amounts set forth in
                  subparagraphs (v) and (vii) hereof;

                           (xi) The amount by which the amount set forth in
                  subparagraph (x) exceeds the amount set forth in subparagraph
                  (ix), being the amount required to be deducted from the Cost or Fair Value of Available Permanent Additions in order to determine a Net Amount of Available Permanent Additions pursuant to the provisions of Section 9 of Article I of the Original Indenture;

                           (xii) The amount set forth in subparagraph (vi) after
                  deducting the amount, if any, set forth in subparagraph (vii); and

                           (xiii) That all conditions precedent to the taking of
                  the credit or credits so requested by the Company have been complied with.

                  (B) In the event that the Officers' Certificate delivered to the Trustee pursuant to the provisions of paragraph (A) of this Section shall state, pursuant to the requirements of subparagraph (vi), the Cost or Fair Value of Available Permanent Additions acquired by the Company during the preceding calendar year, the documents specified in paragraphs 2, 3, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV of the Original Indenture.

                  (C) An amount in cash equal to the sum set forth in subparagraph (viii) of the Officers' Certificate provided for in paragraph (A) hereof.

                  SECTION 3. All cash deposited with the Trustee as part of any Maintenance or Improvement Deposit provided for in Section 1 of this Article, may, at the option of the Company, be applied to the purchase of bonds under the provisions of Section 2 of Article X of the Original Indenture or to the redemption of bonds under the provisions of Section 3 of Article X of the Original Indenture or may be withdrawn by the Company at any time to reimburse the Company for the cost of a Net Amount of Available Permanent Additions (excluding, however, from any such Available Permanent Additions all Permanent Additions included in any certificate delivered to the Trustee for the purpose of obtaining a credit against any Maintenance or Improvement Deposit provided for in Section 1 of this Article to the extent that such Permanent Additions have been used for any such credit). The Trustee shall pay to or upon the written order of the Company all or any part of such cash upon the receipt by the Trustee of:

                           (a) A Resolution requesting such payment; and

                           (b) The documents specified in paragraphs 2, 5, 6 and
                  7 of subdivision (B) of Section 3 of Article IV of the Original Indenture, with such modifications, additions and omissions as may be appropriate in the light of the purposes for which they are used.


                                  ARTICLE III.

                            Covenants of the Company.

                  SECTION 1. The Company hereby covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds, that the Company will pay the principal of and premium, if any, the Tender Price of and interest on all bonds issued or to be issued as aforesaid under and secured by the Original Indenture as hereby supplemented, as well as all bonds which may be hereafter issued in exchange or substitution therefor, and will perform and fulfill all of the terms, covenants and conditions of the Original Indenture and of this Thirty-Third Supplemental Indenture with respect to the additional bonds to be issued under the Original Indenture as hereby supplemented.

                  SECTION 2. The Company covenants and agrees that so long as any of the Bonds are outstanding (a) the Company will not make any Stock Payment if, after giving effect thereto, its retained earnings, computed in accordance with generally accepted accounting principles consistently applied, will be less than the sum of (i) Excluded Earnings, if any, since December 31, 1998, and (ii) $20,000,000; (b) Stock Payments made more than forty (40) days after the commencement, and prior to the expiration, of any Restricted Period shall not exceed 65% of the Company's Net Income during such Restricted Period; and (c) the Company will not authorize a Stock Payment if there has occurred and is continuing an event of default under subsections (a) and (b) of Section 1 of
Article XI of the Original Indenture.

                  For the purposes of this Section 2 the following terms shall have the following meanings:

                  "Stock Payment" shall mean any payment in cash or property (other than common stock of the Company) to any holder of shares of any class of capital stock of the Company as such holder, whether by dividend or upon the purchase, redemption, conversion or other acquisition of such shares, or otherwise.

                  "Excluded Earnings" shall mean 35% of the Company's Net Income during any Restricted Period.

                  "Restricted Period" shall mean a period commencing on any Determination Date on which the total Debt of the Company is, or as the result of any Stock Payment then declared or set aside and to be made thereafter will be, more than 70% of Capitalization, and continuing until the third consecutive Determination Date on which the total Debt of the Company does not exceed 70% of Capitalization.

                  "Net Income" for any particular Restricted Period shall mean the amount of net income properly attributable to the conduct of the business of the Company for such Restricted Period, as determined in accordance with generally accepted accounting principles consistently applied, after payment of or provision for taxes on income for such Restricted Period.

                  "Determination Date" shall mean the last day of each calendar quarter. Any calculation with respect to any Determination Date shall be based on the Company's balance sheet as of such date.

                  "Debt" means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased (but Debt shall not be deemed to include Customer Advances for Construction (as defined in the Indenture) or any bonds issued under the Indenture which are not Outstanding Bonds), (iii) leases which have been or, in accordance with generally accepted accounting principles, should be recorded as capital leases and (iv) guarantees of the obligations of another of the nature described in clauses (i), (ii) or (iii) which have been or, in accordance with generally accepted accounting principles, should be recorded as debt.

                  "Outstanding Bonds" shall mean bonds which are outstanding within the meaning indicated in Section 20 of Article I of the Original Indenture except that, in addition to the bonds referred to in clauses (a), (b) and (c) of said Section 20, said term shall not include bonds for the retirement of which sufficient funds have been deposited with the Trustee with irrevocable instructions to apply such funds to the retirement of such bonds at a specified time, which may be either the maturity thereof or a specified redemption date, whether or not notice of redemption shall have been given.

                  "Capitalization" shall mean the sum of (i) the aggregate principal amount of all Debt at the time outstanding, (ii) the aggregate par or stated value of all capital stock of the Company of all classes at the time outstanding, (iii) premium on capital stock, (iv) capital surplus, and (v) retained earnings.

                  SECTION 3. The Company covenants and agrees that so long as any of the Bonds are outstanding neither the Company nor any subsidiary of the Company will, directly or indirectly, lend or in any manner extend its credit to, or indemnify, or make any donation or capital contribution to, or purchase any security of, any corporation which directly or indirectly controls the Company, or any subsidiary or affiliate (other than an affiliate which is a subsidiary of the Company or a natural person (or his estate)) of any such corporation.

                                   ARTICLE IV.

                                  The Trustee.

                  SECTION 1. The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, as supplemented by this Thirty-Third Supplemental Indenture, and in this Thirty-Third Supplemental Indenture set forth, and upon the terms and conditions set forth in Article IV hereof.

                  SECTION 2. Subject to the provisions of Article XIII of the Original Indenture, the Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through and consult with attorneys, agents, officers or employees selected by the Trustee in its sole discretion. The Trustee shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder and may in all cases pay such reasonable compensation, including the reimbursement of expenses, to all such attorneys, agents, officers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act and rely upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Company) and shall be free from all liability for any action taken or not taken in reliance on such opinion or advice. The Trustee may act and rely on written opinions of experts employed by the Trustee and such advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith taken in reliance upon such opinion or advice. The Trustee shall not be bound to confirm, verify or make any investigation into the facts or matters stated in any financial or other statements, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document furnished pursuant to the terms hereof.

                  SECTION 3. Before the Trustee shall be required to foreclose on, or to take control or possession of, the real property or leasehold interest (the "Premises") which may be the subject of any mortgage or mortgages for which the Trustee is mortgagee in connection with the issuance of the Bonds, the Trustee shall be indemnified and held harmless by the holders and/or beneficial owners of the Outstanding Bonds from and against any and all expense, loss, or liability that may be suffered by the Trustee in connection with any spill, leak or release which may have occurred on or invaded the Premises or any contamination by any Hazardous Substance or for any Environmental Claim (as such terms are hereinafter defined), whether caused by the Company or any other person or entity, including, but not limited to, (1) any and all reasonable expenses that the Trustee may incur in complying with any of the Environmental Statutes (hereinafter defined), (2) any and all reasonable costs that the Trustee may incur in studying or remedying any spill, leak or release which may have occurred on or invaded the Premises or any contamination, (3) any and all fines or penalties assessed upon the Trustee by reason of such contamination,
(4) any and all loss of value of the Premises or the improvements thereon by reason of such contamination, and (5) any and all legal fees and costs reasonably incurred by the Trustee in connection with any of the foregoing. As used in this Section, contamination by any Hazardous Substance shall include contamination arising from the presence, creation, production, collection, treatment, disposal, discharge, release, storage, transport, or transfer of any Hazardous Substance at or from the Premises or any improvements thereon. As used in this Section, the term "Hazardous Substance" shall mean petroleum hydrocarbons or any substance which (a) constitutes a hazardous waste or substance under any applicable federal, state or local law, rule, order or regulation now or hereafter adopted; (b) constitutes a "hazardous substance" as such term is defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. ss.9601 et seq.) and the regulations issued thereunder and any comparable state or local law or regulation; (c) constitutes a "hazardous waste" under the Resource Conservation and Recovery Act, (42 U.S.C. ss.6991) and the regulations issued thereunder; (d) constitutes a pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste as such terms are defined under the Federal Clean Water Act, as amended (33 U.S.C. ss.1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), or any comparable state or local laws or regulations; (e) exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20-261.24, inclusive; (f) those extremely hazardous substances listed in Section 302 of the Superfund Amendments and Reauthorization Act of 1986 (Public Law 99-499, 100 Stat. 1613) which are present in threshold planning or reportable quantities as defined under such act; (g) toxic or hazardous chemical substances which are present in quantities which exceed exposure standards as those terms are defined under Sections 6 and 8 of the Occupational Safety and Health Act, as amended (29 U.S.C. ss.ss.655 and 657 and 29 C.F.R.
Part 1910, subpart 2); and (h) any asbestos, petroleum-based products, or any substance contained within or released from any underground or aboveground storage tanks. As used in this Section, the term "Environmental Statutes" shall mean the statutes, laws, rules, orders and regulations referred to in (a) through (h) inclusive in the preceding sentence and the term "Environmental Claim" shall mean with respect to any person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other person (including any governmental authority, citizens group or employee or former employee of such person) alleging, asserting or claiming any actual or potential: (a) violation of any Environmental Statutes, (b) liability under any Environmental Statutes or
(c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on, or resulting from, the presence or release into the environment of any Hazardous Substances at any location, whether or not owned by such person.


                                   ARTICLE V.

                                 Miscellaneous.

                  SECTION 1. This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and except as hereby supplemented, the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First and Thirty-Second Supplemental Indentures are hereby confirmed. All references in this Thirty-Third Supplemental Indenture to the Original Indenture shall be deemed to refer to the Original Indenture as heretofore amended and supplemented, and all terms used herein shall be taken to have the same meaning as in the Original Indenture, as so amended, except in the cases where the context clearly indicates otherwise.

                  SECTION 2. Any notices to the Trustee under this Thirty-Third Supplemental Indenture shall be delivered to the Trustee at its administrative office by registered or certified mail, hand delivery or other courier or express delivery service (with receipt confirmed) or by telecopy (with receipt confirmed) at the following address:

                      Chase Manhattan Trust Company, National Association Capital Markets Fiduciary Services
                      1650 Market Street, Suite 520
                      Philadelphia, PA  19103
                      Attention:  Philadelphia Suburban Water Administrator
                      Telecopy:  (215) 972-1685


Any Bonds of the 1999 Medium Term Note Series being delivered to the Trustee for payment, exchange or which have been tendered, if certificated, shall be delivered to the Trustee's delivery office currently located at:


                      Chase Bank of Texas, N.A.
                      CT Services
                      1201 Main St., 18th Fl.
                      Dallas, TX  75202


Any change in such address or telecopy number may be made by notice to the Company delivered in the manner set forth above.

                  SECTION 3. All recitals in this Thirty-Third Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

                  SECTION 4. Although this Thirty-Third Supplemental Indenture is dated for convenience and for the purpose of reference as of November 15, 1999, the actual date or dates of execution hereof by the Company and the Trustee are as indicated by their respective acknowledgments annexed hereto.

                  SECTION 5. In order to facilitate the recording or filing of this Thirty-Third Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE VI

                              Environmental Matters

                  SECTION 1.  The Company represents as follows:

         (a) It is in compliance with all applicable Environmental Statutes except for matters which, individually or in the aggregate, could not have a Material Adverse Effect.

         (b) It has all Environmental Approvals necessary or desirable for the ownership and operation of its properties, facilities and businesses as presently owned and operated except for matters which, individually or in the aggregate, could not have a Material Adverse Effect.

         (c) There is no Environmental Claim pending or, to its knowledge after due inquiry, threatened, and there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim, against it except for matters which, individually or in the aggregate, could not have a Material Adverse Effect.

         (d) No facility or property now or previously owned, operated or leased by it is an Environmental Cleanup Site.

                  SECTION 2. The Company covenants as follows:

         (a) It will comply with all applicable Environmental Statutes.

         (b) Promptly upon becoming aware of any Environmental Claim pending or threatened against it, or any past or present acts, omissions, events or circumstances that could form the basis of such Environmental Claim, which if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect, it shall give the Trustee prompt written notice thereof, together with a written statement of an Authorized Executive Officer of the Company setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Company.

                  SECTION 3. The Company agrees to indemnify and hold harmless the Trustee, all its directors, officers, employees and agents, against any and all losses, claims, damages or liabilities, joint or several, to which it may become subject under the law of any jurisdiction insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violation or breach by the Company of any Environmental Statutes, or any Environmental Claim arising out of the management, use, control, ownership or operation of the Premises.

                  SECTION 4. For purposes of this Article VI, the following terms shall have the indicated meanings.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in, or regulated by, any "Environmental Statute", (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Company.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Approvals" shall mean any governmental action pursuant to or required under any Environmental Law.

                  IN WITNESS WHEREOF the parties hereto, intending to be legally bound, have caused their corporate seals to be hereunto affixed and their Presidents or Vice-Presidents, under and by the authority vested in them, have hereto affixed their signatures, and their Secretaries or Assistant Secretaries or Authorized Officers have duly attested the execution hereof, as of the ___ day of November, 1999.


[CORPORATE SEAL]                              PHILADELPHIA SUBURBAN WATER
                                              COMPANY



Attest /s/ Patricia M. Mycek                By:/s/ Kathy Lee Pape
       ----------------------------            ----------------------------
         Secretary                             Vice President and Treasurer



[CORPORATE SEAL]                              CHASE MANHATTAN TRUST COMPANY,
                                              NATIONAL ASSOCIATION, as Trustee



Attest: /s/ Michael J. Judge                By:/s/ Catherine Lenhardt
        --------------------                   ----------------------------
         Authorized Signer                     Assistant Vice President

COMMONWEALTH OF PENNSYLVANIA:

COUNTY OF MONTGOMERY:


                  On the 19th day of November, 1999, before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared Kathy
L. Pape, who acknowledged herself to be the Vice President and Treasurer of Philadelphia Suburban Water Company, a corporation, and that she as such Vice President and Treasurer, being authorized to do so, executed the foregoing Thirty-Third Supplemental Indenture as and for the act and deed of said corporation and for the uses and purposes therein mentioned, by signing the name of the corporation by herself as such officer.

                  In Witness Whereof I hereunto set my hand and official seal.


[NOTARIAL SEAL]                                  /s/ Suzanne Falcone
                                                     Notary

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA


                  On the 18th day of November, 1999 before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared Catherine Lenhardt, who acknowledged herself to be an Assistant Vice President of Chase Manhattan Trust Company National Association, Trustee, a national banking association, and that she as such Assistant Vice President, being authorized to do so, executed the foregoing Thirty-Third Supplemental Indenture as and for the act and deed of said national banking association and for the uses and purposes therein mentioned by signing the name of said national banking association by herself as such officer.

                  In Witness Whereof I hereunto set my hand and official seal.



[NOTARIAL SEAL]                                           /s/  Joan F. Wilson
                                                               Notary

                                  EXHIBIT A
                                  ---------


                                   Exhibit A
                      Bonds Redeemed or Paid at Maturity


                              Principal Amount
                              Paid or Redeemed
                              (If less than all       Date
Series                        Bonds of Series)        Paid          Maturity
------                        -----------------       ----          --------
 3.25% Series Due 1971                                12/31/1970    Redemption
 9.63% Series Due 1975                                06/15/1975    Maturity
 9.15% Series Due 1977                                01/01/1977    Maturity
 3.00% Series Due 1978                                07/01/1978    Maturity
 3.38% Series Due 1982                                07/01/1982    Maturity
 3.90% Series Due 1983                                07/01/1983    Maturity
 3.50% Series Due 1986                                01/01/1986    Maturity
 4.50% Series Due 1987                                01/01/1987    Maturity
 4.13% Series Due 1988                                05/01/1988    Maturity
 5.00% Series Due 1989                                09/01/1989    Maturity
 4.63% Series Due 1991                                05/01/1991    Maturity
 4.70% Series Due 1992                                04/01/1992    Maturity
 6.88% Series Due 1993                                01/01/1993    Maturity
 4.55% Series Due 1994                                03/01/1994    Maturity
10.13% Series Due 1995        $ 6,300,000                    -      Sinking Fund
10.13% Series Due 1995        $ 3,700,000             05/17/1993    Redemption
 9.20% Series Due 2001        $ 3,850,000                    -      Sinking Fund
 9.20% Series Due 2001        $ 3,150,000             05/01/1993    Redemption
 8.40% Series Due 2002        $ 5,850,000                    -      Sinking Fund
 8.40% Series Due 2002        $ 4,150,000             01/02/1996    Redemption
 5.95% Series Due 2002        $ 2,400,000                    -      Sinking Fund
12.45% Series Due 2003        $ 1,000,000             08/01/1993    Sinking Fund
12.45% Series Due 2003        $ 9,000,000             08/02/1993    Redemption
 8.88% Series Due 2010        $   800,000                    -      Sinking Fund
 8.88% Series Due 2010        $ 7,200,000             06/30/1992    Redemption
13.00% Series Due 2005                                08/02/1995    Redemption
 7.88% Series Due 1997                                01/02/1996    Redemption
10.65% Series Due 2006                                04/02/1996    Redemption
 5.50% Series Due 1996                                11/01/1996    Maturity
 8.44% Series Due 1997                                04/01/1997    Maturity
 7.15% Series Due 2008        $ 4,000,000                    -      Sinking Fund

                                    EXHIBIT B

                                 No New Property

         This Thirty-Third Supplemental Indenture was recorded on November 30, 1999 in the Office for the Recording of Deeds for each of the five counties tabulated below in the Mortgage Book and at the page indicated:

                                              Mortgage
                                                Book                   Page
                                                ----                   ----
County
Berks.........................                  ____                   ____
Bucks.........................                  ____                   ____
Chester.......................                  ____                   ____
Delaware......................                  ____                   ____
Montgomery....................                  ____                   ____


         For the recording information with respect to the Original Indenture and the first thirty-two supplemental indentures, see pages 4 and 5 of this Thirty-Third Supplemental Indenture.